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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements pertaining to the United States Lime & Minerals, Inc. 1992 Stock Option Plan, as Amended and Restated, (Form S-8 Nos. 33-58311 and 333-101290) and in the Registration Statement pertaining to the United States Lime & Minerals, Inc. 2001 Long-Term Incentive Plan (Form S-8 No. 333-90876), of our report dated January 31, 2003, with respect to the consolidated financial statements of United States Lime & Minerals, Inc. and subsidiaries included in this Annual Report on Form 10-K for the year ended December 31, 2002.



Dallas, Texas
March 27, 2003